UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

INVENTRUST PROPERTIES CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

On March 2, 2022, InvenTrust Properties Corp. (the “Company”) filed with the Securities and Exchange Commission its definitive proxy statement on Schedule 14A (the “Proxy Statement”) for the 2022 Annual Meeting of Stockholders to be held on May 5, 2022. This Amendment No. 1 to Schedule 14A (this “Amendment No. 1”) is being filed by the Company to amend the Proxy Statement by correcting the inadvertent omission of the Proposed Charter Amendment (as defined in the Proxy Statement) as Appendix A to Proposal No. 3.

Except as described above, this Amendment No. 1 does not otherwise modify or update any other disclosure presented in the Proxy Statement. In addition, this Amendment No. 1 does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

CHANGE TO PROXY STATEMENT

This following Appendix A shall be added in its entirety to the Proxy Statement after page 56 and before the proxy card as its own separate page:

Appendix A

INVENTRUST PROPERTIES CORP.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The charter of InvenTrust Properties Corp., a Maryland corporation (the “Corporation”), is hereby amended by deleting Section 6.3(e) in its entirety.

SECOND: The amendment to the charter of the Corporation as set forth in Article FIRST has been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.

THIRD: The undersigned officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of their knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.